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                                                                  EXHIBIT 23.1


                             ACCOUNTANTS' CONSENT


We have issued our report dated July 26, 1996, accompanying the consolidated financial statements of Superior Consultant Holdings Corporation and Subsidiaries. We consent to the use of the aforementioned report in the Registration Statement incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus contained in such Registration Statement.

                                          /s/ GRANT THORNTON LLP


Detroit, Michigan
October 9, 1996